EXHIBIT 16.1

CliftonLarsonAllen LLP

CLAconnect.com

August 29, 2022

Securities and Exchange Commission

Washington, D.C. 20549

We have read the statements made by Farmers National Banc Corp. pursuant to Item 4.01 of the Current Report on Form 8-K dated August 29, 2022, which we understand will be filed with the Securities and Exchange Commission. We agree with the statements concerning our firm in such Form 8-K.

/s/ CliftonLarsonAllen LLP

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